Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Synergy CHC Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.00001 per share	(1)	457(a)	1,466,836	$3.92	$5,749,997.12	0.0001531	$880.32
Fees to be Paid	Other	Underwriter Warrants	(2)	Other				0.0001531	0.00
Fees to be Paid	Equity	Common Stock issuable upon the exercise of the Underwriter Warrants	(3)	457(a)	38,265	$4.31	$164,922.15	0.0001531	$25.25

Total Offering Amounts:							$5,914,919.27		905.57
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$905.57

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Offering Note(s)

(1)	Includes up to an additional 191,326 shares of common stock to cover a 45-day option granted to the underwriters to cover over-allotments, if any.

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock registered hereby also includes an indeterminable number of additional securities that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(2)	No fee required pursuant to Rule 457(g).
(3)	We have agreed to issue to the representative of the underwriters, upon the closing of this offering, warrants to purchase up to an aggregate number of shares of our common stock (the “Underwriter Warrants”) in an aggregate equal to three percent (3%) of the aggregate number of shares of common stock to be issued and sold in this offering. The Underwriter Warrants are exercisable at a per share price equal to 110% of the public offering price per share of the shares of common stock sold in this offering.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.